EXHIBIT 99.1
FOR MORE INFORMATION:
Bob Kneeley
Director, Investor Relations
954-384-0175, x-5300
bob_kneeley@pediatrix.com
FOR IMMEDIATE RELEASE
Pascal Goldschmidt, M.D., Appointed to Pediatrix’s
Board of Directors
FORT LAUDERDALE, FLORIDA, March 9, 2006 — Pediatrix Medical Group, Inc. (NYSE: PDX) today announced that it has appointed Pascal J. Goldschmidt, M.D., to a newly created seat on its Board of Directors. Pediatrix is the nation’s leading provider of newborn, maternal-fetal and pediatric subspecialty physician services.
     Dr. Goldschmidt, 51, was recently appointed as Senior Vice President for Medical Affairs and Dean of the University of Miami’s Leonard M. Miller School of Medicine. Dr. Goldschmidt is a cardiologist who has conducted extensive research that applies genomics and cell therapy to the prevention, diagnosis and treatment of coronary artery disease. Before accepting his appointment at the University of Miami, Dr. Goldschmidt was Chairman of the Department of Medicine at Duke University Medical Center.
     “Pascal Goldschmidt brings to our board a valuable combination of experiences that include his global recognition in biomedical research, his expertise as a clinician, and his proven capabilities as a healthcare administrator,” said Cesar L. Alvarez, Chairman of the Board of Directors of Pediatrix. “We look forward to his contributions as a member of Pediatrix’s Board of Directors.”
     While at Duke, Dr. Goldschmidt oversaw the university’s largest department, a $250 million enterprise with 350 full-time physician faculty members, 80 Ph.D.’s, 300 trainees and 1,200 staff members.
     With Dr. Goldschmidt’s appointment, Pediatrix’s Board of Directors has been expanded to nine members. Dr. Goldschmidt and other Pediatrix Directors are expected to stand for election at the Company’s Annual Meeting of Shareholders, May 4, 2006.
About Pediatrix
     Pediatrix Medical Group, Inc. is the nation’s leading provider of newborn, maternal-fetal and pediatric physician subspecialty services. Pediatrix physicians and advanced nurse practitioners are reshaping the delivery of maternal-fetal and newborn care by identifying best demonstrated processes and participating in clinical research to enhance patient outcomes and provide high-quality, cost-effective care. Founded in 1979, its neonatal physicians provide services at more than 240 NICUs, and through Obstetrix, its perinatal physicians provide services in many markets where Pediatrix’s neonatal physicians practice. Combined, Pediatrix and its affiliated professional corporations employ more than 850 physicians in 32 states and Puerto Rico. Pediatrix is also the nation’s largest provider of newborn hearing screens and newborn metabolic screening. Additional information is available at www.pediatrix.com.
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Certain statements and information in this press release may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe”, “hope”, “may”, “anticipate”, “should”, “intend”, “plan”, “will”, “expect”, “estimate”, “project”, “positioned”, “strategy” and similar expressions, and are based on assumptions and assessments made by Pediatrix’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this press release are made as of the date hereof, and Pediatrix undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in Pediatrix’s most recent Annual Report on Form 10-K, including the section entitled “Risk Factors”.